                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14A-12

                             INTERNET AMERICA, INC.
   -------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   -------------------------------------------------------------------------
       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total Fee Paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

Date Filed:

                             INTERNET AMERICA, INC.
                         350 NORTH ST. PAUL, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 861-2500

                                                                   July   , 2001

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Internet America, Inc., a Texas corporation, to be held at 10:00 a.m., local
time, on             , 2001, at the Adam's Mark Hotel, 400 North Olive Street,
Dallas, Texas 75201. All shareholders of record as of June 28, 2001, are entitled to vote at the Meeting. I urge you to be present in person or represented by proxy at the Meeting.

     The attached Notice of Special Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes a proposal to authorize the Board of Directors to, at their discretion, effect a reverse stock split of up to five shares for one share of Internet America's Common Stock, to facilitate Internet America's compliance with the minimum-bid-price listing requirements for the Nasdaq National Market.

     Internet America's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interest of Internet America and its shareholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the attached material carefully and to return the enclosed Proxy promptly.

     Directors and officers of Internet America will be present to help host the Meeting and to respond to any questions that our shareholders may have. I hope that you will be able to attend. Even if you expect to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope without delay. If you attend the Meeting, you may vote in person even if you have previously mailed your proxy.

     On behalf of your Board of Directors, thank you for your support.

                                            Sincerely,

                                            /s/ JACK T. SMITH
                                            ------------------------------------
                                            Jack T. Smith
                                            President, Chief Executive Officer
                                            and Director

                             INTERNET AMERICA, INC.
                         350 NORTH ST. PAUL, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 861-2500

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD             , 2001

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Internet America, Inc. ("Internet America") will be held at 10:00
a.m., local time, on             , 2001, at the Adam's Mark Hotel, 400 North
Olive Street, Dallas, Texas 75201, for the purpose of considering and acting upon:

          (1) A proposal to authorize the Board of Directors to, at their discretion, amend Internet America's Articles of Incorporation to effect a reverse stock split of up to five shares for one share of Internet America's Common Stock to facilitate Internet America's compliance with the minimum-bid-price listing requirements for the Nasdaq National Market; and

          (2) Such other matters as may properly come before the Meeting or any adjournments thereof.

     The close of business on June 28, 2001, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open for examination by any shareholder during ordinary business hours at the offices of Internet America at One Dallas Centre, 350 North St. Paul, Suite 3000, Dallas, Texas 75201. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                            By Order of the Board of Directors

                                            /s/ ELIZABETH PALMER DAANE
                                            ------------------------------------
                                            Elizabeth Palmer Daane
                                            Secretary

Dallas, Texas
July   , 2001

                             INTERNET AMERICA, INC.
                         350 NORTH ST. PAUL, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 861-2500

                                PROXY STATEMENT
                                      FOR
                       A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD             , 2001

     This Proxy Statement is being first mailed on or about July   , 2001, to
shareholders of Internet America, Inc., a Texas corporation ("Internet America" or the "Company"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Special Meeting of Shareholders (the "Meeting") to be held at
10:00 a.m., local time, on             , 2001, at the Adam's Mark Hotel, 400
North Olive Street, Dallas, Texas 75201, or at such other time and place to which the Meeting may be adjourned (the "Meeting Date").

     The purpose of the Meeting is to consider and act upon: (1) a proposal to authorize the Board of Directors to, at their discretion, amend Internet America's Articles of Incorporation to effect a reverse stock split of up to five shares for one share of Internet America's Common Stock to facilitate Internet America's compliance with the minimum-bid-price listing requirements for the Nasdaq National Market; and (2) such other matters as may properly come before the Meeting or any adjournments thereof.

     All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted: (1) FOR the proposal to authorize the Board of Directors to, at their discretion, amend Internet America's Articles of Incorporation to effect a reverse stock split of up to five shares for one share of Internet America's Common Stock to facilitate Internet America's compliance with the minimum-bid-price listing requirements for the Nasdaq National Market; and (2) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

     Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked by providing written notice of such revocation to our stock transfer agent, Mellon Investor Services, 600 North Pearl Street, Suite 1010, Dallas, Texas 75201, Attention: Patti Knight, which notice must be received prior to the Meeting. If notice of revocation is not received by that time, a shareholder may nevertheless revoke a Proxy by attending the Meeting and voting in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

                       RECORD DATE AND VOTING SECURITIES

     The record date for determining the shareholders entitled to vote at the Meeting is the close of business on June 28, 2001 (the "Record Date"), at which time we had issued and outstanding 9,977,278 shares of Common Stock, par value $.01 per share (the "Common Stock"). Common Stock is our only class of outstanding voting securities. Each share of Common Stock is entitled to one vote on each matter to be voted at the Meeting.

                               QUORUM AND VOTING

     The presence in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business at the meeting. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in such holder's name.

     Approval of the proposal to authorize the Board of Directors to, at their discretion, effect the reverse stock split will authorize the Board of Directors to amend our Articles of Incorporation. Such approval

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

requires the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes on this proposal will have the same effect as a vote against it. A broker non-vote occurs with respect to shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon.

                                 PROPOSAL NO. 1

                        APPROVAL OF REVERSE STOCK SPLIT

GENERAL

     The Board of Directors has unanimously approved resolutions to submit this proposal to our shareholders. Under the proposal, the Board of Directors would be authorized by the shareholders to, at the discretion of the Board of Directors, amend our Articles of Incorporation to effect a reverse stock split of our Common Stock, at the rate of up to five shares of Common Stock before the reverse split for each one share of Common Stock after the reverse split. If the reverse stock split is approved by the shareholders, up to each five shares of Common Stock will be converted automatically into one share of Common Stock. To avoid the existence of fractional shares of Common Stock, fractional shares will be cancelled. The effective date of the reverse stock split will be the date on which the amended Articles are filed with the Secretary of State of Texas, which is anticipated to be as soon as practicable following the date of the Meeting. The Board of Directors reserves the right, in its sole discretion, to abandon the reverse stock split at any time, even after approval by the shareholders. PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN INTERNET AMERICA, EXCEPT AS MAY RESULT FROM THE CANCELLATION OF FRACTIONAL SHARES.

PURPOSE AND MATERIAL EFFECTS OF PROPOSED REVERSE SPLIT

     On April 5, 2001, we were notified by Nasdaq that we failed to demonstrate a closing bid price of at least $1.00 per share for 30 consecutive trading days as required by Nasdaq Marketplace Rule 4450(a)(5). After an oral hearing on May 11, 2001 before a Nasdaq Listing Qualification Panel, we received a letter dated June 12, 2001 stating that the Panel had determined to continue listing our Common Stock if, among other things, we sought shareholder approval to effect a reverse stock-split sufficient to demonstrate a closing bid price of at least $1.00.

     In response to this requirement, the Board of Directors adopted resolutions to submit this proposal to our shareholders. Under the proposal, the Board of Directors would be authorized by the shareholders to amend our Articles of Incorporation to effect a reverse stock split of our Common Stock, at the rate of up to five shares of Common Stock before the reverse stock split for one share of Common Stock after the reverse stock split, and to cancel fractional shares that shareholders would otherwise be entitled to receive. The reverse split would not change the par value of the Common Stock. These resolutions were approved by the Board of Directors to try to comply with Nasdaq's minimum price requirement of $1.00 per share.

     We must also satisfy other conditions in order to maintain our listing on the Nasdaq National Market. In particular, we are required to maintain a public float in our Common Stock of at least $5 million. At June 28, 2001, the market value of the public float of the Company's Common Stock was approximately $6.5 million based on the closing bid price of $0.65 per share on that date. Following a reverse split of Common Stock at a rate of up to five pre-split shares for every one post-split share, and assuming no other issuances of Common Stock, the number of shares of Common Stock included in our public float would decrease from approximately 9.98 million to approximately 2 million. In order to maintain the listing of the Common Stock on the Nasdaq National Market, the price per share would be required to be in excess of $2.51. If this price was not maintained, the Nasdaq National Market listing could be lost due to failure to satisfy the condition requiring the maintenance of a public float of $5 million. Additionally, the reverse stock-split will have the effect of decreasing the number of our "round lot" shareholders, which could ultimately have a negative impact on our continued listing compliance.

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

     We expect to be able to satisfy other conditions required for the maintenance of the Nasdaq National Market listing of our Common Stock. If the Common Stock is no longer listed on the Nasdaq National Market, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc.

     As discussed above, one of the key requirements for continued listing on the Nasdaq National Market is that our Common Stock must maintain a minimum bid price above $1.00 per share. We believe that the reverse split may improve the price level of our Common Stock so that we will be able to maintain compliance with the Nasdaq minimum bid price listing standard. We also believe that the higher share price could help generate interest in Internet America among investors. Furthermore, we believe that maintaining our Nasdaq National Market listing, if possible, may provide us with a broader market for our Common Stock.

     However, the effect of the reverse split upon the market price for the Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. There can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq National Market, including the minimum public float requirement. The market price of the Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding. There can be no assurance that we will not be de-listed due to a failure to meet other continued listing requirements even if the market price per post-reverse split share of our Common Stock remains in excess of $1.00.

     The reverse split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us or proportionate voting power, except to the extent that the reverse split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, fractional shares of Common Stock will be cancelled.

     The principal effect of the reverse split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 9,977,278 shares as of June 28, 2001 to approximately 2 million shares (if the Board of Directors determines that the reverse split ratio should be five-for-one), (ii) all outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, up to one-fifth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to up to five times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse split, and (iii) the number of shares reserved for issuance in each of our stock option plans will be reduced to up to one-fifth of the number of shares currently included in each such plan.

     The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to up to one-fifth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

     The reverse split will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

     Shareholders should recognize that if the reverse split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by up to five). While we expect that the reverse split will result in an

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

increase in the market price of our Common Stock, there can be no assurance that the reverse split will increase the market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of shareholders of Internet America who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING THE REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If the reverse split is approved by our shareholders, and the Board of Directors exercises its discretion to effect a reverse stock split, we will promptly file Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas. The Amended and Restated Articles of Incorporation shall include an amendment that reclassifies and converts the Common Stock into new shares of Common Stock, on the basis of one share of Common Stock for up to each five outstanding shares of Common Stock, and will reduce the Common Stock authorized for issuance by up to one-fifth of what it was before. Additionally, the Amended and Restated Articles will set forth the effect of the reverse split on the stated capital as described under "Purpose and Material Effects of Proposed Reverse Split." The reverse split will become effective on the date of filing the Amended and Restated Articles of Incorporation, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

     As soon as practicable after the effective date, shareholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until that shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

     We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, fractional shares will be cancelled. The Board of Directors determined to cancel fractional shares due to the low price of the Common Stock weighed against the cost of issuing a de minimis amount of cash in lieu of fractional shares.

NO DISSENTER'S RIGHTS

     Under the Texas Business Corporation Act, our shareholders are not entitled to dissenter's rights with respect to our proposed amendment to our Articles of Incorporation to effect the reverse split and we will not independently provide our shareholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     The following is a summary of important tax considerations of the reverse split. It addresses only shareholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders,

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

shareholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each shareholder is advised to consult his or her tax advisor as to his or her own situation.

     The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a shareholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

     A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

     No gain or loss will be recognized by the Company as a result of the reverse stock split.

           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

     The following table sets forth information as of June 28, 2001 regarding the beneficial ownership of Common Stock of (1) each person or group known by us to beneficially own 5% or more of the outstanding shares of Common Stock, (2) each director and our Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers") and (3) all executive officers and directors as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER OR GROUP(1)                  OWNERSHIP          OF CLASS
------------------------------------------------              -----------------      --------
Jack T. Smith(2)............................................        641,811(3)         6.4%
  Chief Executive Officer and Director
William O. Hunt.............................................        777,063(3)(4)      7.8%
  Chairman of the Board
William E. Ladin, Jr. ......................................        819,642(3)         8.2%
  Vice Chairman of the Board
Gary L. Corona..............................................         92,374(3)            *
  Director
Peter C. Gibbons............................................          6,150(3)            *
  Chief Operating Officer and Director
Michael T. Maples(2)........................................        267,213(3)         2.6%
  Former Chief Executive Officer and Former Director
Carl H. Westcott(5).........................................        653,948            6.6%
Elizabeth P. Daane..........................................         13,750(3)            *
  Vice President, General Counsel, Secretary

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

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER OR GROUP(1)                  OWNERSHIP          OF CLASS
------------------------------------------------              -----------------      --------
Bobby R. B. Manson..........................................         15,013(3)            *
  Vice President -- Network Operations
J. N. Palmer Family Partnership(6)..........................        682,598            6.8%
All directors and executive officers as a group (ten
  persons)..................................................      2,633,016(3)        25.3%

---------------

 *  Less than one percent.

(1) The address of each officer and director is in care of Internet America at One Dallas Centre, 350 North St. Paul, Suite 3000, Dallas, Texas 75201. Mr. Ladin was formerly the President and a Director of our wholly owned subsidiary, PDQ.Net, Inc.

(2) Mr. Maples resigned as President and Chief Executive Officer and as a director, and Mr. Smith was elected President and Chief Executive Officer, on September 5, 2000.

(3) Includes options to purchase 45,000, 45,000, 71,888, 63,750, 13,750, 5,000 and 185,625 shares of Common Stock granted to Smith, Hunt, Ladin, Corona, Daane, Manson and Maples, respectively, that are exercisable within 60 days of June 28, 2001.

(4) Includes 268,678 shares of Common Stock owned by B&G Partnership, Ltd., a limited partnership in which Mr. Hunt and his wife serve as general partners, and 463,385 shares of Common Stock owned by the William O. Hunt, Jr. Rollover IRA, of which Mr. Hunt is the beneficiary.

(5) Information reported about Mr. Westcott is derived from a Schedule 13D/A filed by Mr. Westcott on or about March 30, 2001. Mr. Westcott's address is 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(6) Information reported about the J. N. Palmer Family Partnership is derived from a Schedule 13D filed on or about December 2, 1999. J. N. Palmer Family Partnership's address is 2335 Eastover, Jackson, Mississippi 39211.

                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at forthcoming shareholders' meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Any proposal which a shareholder intends to present at this year's Annual Meeting of Shareholders must have been received by us at our principal executive office not later than May 3, 2001 in order to be included in the proxy material for such meeting. Such proposals should have been sent to Internet America, Inc., Attention: Secretary, 350 North St. Paul, Suite 3000, Dallas, Texas 75201.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, we know of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

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

                                 MISCELLANEOUS

     All costs of solicitation of Proxies will be borne by us. In addition to solicitation by mail, our officers and employees may solicit Proxies by telephone or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse them for their out-of-pocket expenses incurred in connection therewith.

                                            By Order of the Board of Directors

                                            /s/ ELIZABETH PALMER DAANE
                                            ------------------------------------
                                            Elizabeth Palmer Daane
                                            Secretary

Dallas, Texas
July   , 2001

                             INTERNET AMERICA, INC.

                                 REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    SPECIAL MEETING OF SHAREHOLDERS - [DATE]

         The undersigned hereby appoints Jack T. Smith and Elizabeth Palmer Daane, each with power to act without the other and full power of substitution, as proxies of the undersigned and authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of common stock of Internet America, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Adam's Mark Hotel, 400 North Olive Street, Dallas, Texas 75201, on __________, ___, at 10:00 a.m. central time, and any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO PROPOSAL 2

                    (to be dated and signed on reverse side)

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

                                                                                                             FOR   AGAINST  ABSTAIN

                                                                          1. Authorize the Board of Directors [ ]    [ ]     [ ]
                                                                          to, at their discretion, effect a
                                                                          reverse stock split of up to five
                                                                          shares for one share of Internet
                                                                          America, Inc.'s Common Stock.

                                                                          2. In their discretion, the proxies [ ]    [ ]     [ ]
                                                                          are authorized to vote upon such
                                                                          other business as may properly
                                                                          come before the meeting or any
                                                                          adjournment thereof.


Dated                                    , 2001
       ----------------------------------                                 Please sign this proxy as your name appears hereon. When
                                                                          shares are held by joint tenants, both should sign. When
--------------------------------------------------------------            signing as attorney, executor, administrator, trustee or
Signature                                                                 guardian, please give full title as such. If a
                                                                          corporation, please sign in full corporate name by the
--------------------------------------------------------------            president or other authorized officer. If a partnership,
Signature, if held jointly                                                please sign in partnership name by an authorized person.


Please mark, sign, date and return this proxy promptly using the enclosed envelope.